                                                                  EXHIBIT 23.3


                       [Letterhead of R.W. Beck, Inc.]

                       INDEPENDENT ENGINEER'S CONSENT


                               December 20, 1999


LSP Energy Limited Partnership
LSP Batesville Funding Corporation
Two Tower Center, 20th Floor
East Brunswick, New Jersey 08816

        This letter is furnished relating to (1) the exchange of $150,000,000 principal amount of 7.164% Series A Senior Secured Bonds due January 15, 2014 (the "SERIES A BONDS") for $150,000,000 principal amount of 7.164% Series C Senior Secured Bonds due January 15, 2014 (the "SERIES C BONDS"), and (2) the exchange of $176,000,000 principal amount of 8.160% Series B Senior Secured Bonds due July 15, 2025 (the "SERIES B BONDS" and, together with the Series A Bonds, the "INITIAL BONDS") for $176,000,000 principal amount of 8.160% Series D Senior Secured Bonds due July 15, 2025 (the "SERIES D BONDS" and, together with the Series C Bonds, the "EXCHANGE BONDS").

        We were retained as the Independent Engineer to LSP Energy Limited Partnership, a Delaware limited partnership (the "PARTNERSHIP"), and LSP Batesville Funding Corporation, a Delaware corporation (the "FUNDING CORPORATION" and, together with the Partnership, the "ISSUERS"), in connection with the issuance by the Issuers of the Initial Bonds pursuant to the Trust Indenture, dated as of May 21, 1999, among the Issuers and The Bank of New York, as Trustee. We prepared an Independent Engineers' Report dated May 13, 1999 (the "REPORT"), which is included as Appendix B to the Registration Statement, as amended by Amendment No. 1 thereto, being filed by the Issuers in respect of the Exchange Bonds (the "REGISTRATION STATEMEMT"). Such Report contains facts, opinions and conclusions of R.W. Beck, Inc. and is subject to various qualifications, assumptions and conditions applicable thereto. Further, such report is valid as of May 13, 1999.

        On the basis of the foregoing, we consent to the inclusion of the Report in the Registration Statement and to the other references to us contained in the Prospectus which is part of the Registration Statement.


                                                R.W. BECK, INC.


                                                By: /s/ Kenneth V. Marino
                                                    -----------------------
                                                    Name:  Kenneth V. Marino
                                                    Title: Principal